Exhibit 10.3

AGREEMENT FOR SUPPLY OF GOODS TO

HONG KONG SA SA (M) SDN BHD

This Agreement is made between:

(1) EMP Solution Sdn. Bhd. (708131-V) of No.21, Jalan 15/23, Tiong Nam Industry Park, 40200, Shah Alam, Malaysia (“Supplier”); and

(2) Hong Kong Sa Sa (M) Sdn Bhd (446777-M) of No.8, Jalan Shamelin Niaga 1, Shamelin Heights Business Park, Taman Shamelin Perkasa, Cheras 56100 Kuala Lumpur, Malaysia (“Sa Sa”).

Both parties hereby agree as follows:

1.	Type of sale	:	Local sale

2.	Territory	:	Malaysia and via the Internet

3.	Goods / Products	:	Products under the brand of [Refer to Appendix 1] and other products as mutually agreed from time to time [OR] [As per Schedule] and other products as mutually agreed from time to time

4.	Term of Agreement	:	1 year [with retrospective effect] from [15t July 2023] to [30th June 2024] which shall be automatically renewed on consecutive terms of 1 year each on the same terms and conditions contained herein unless one party gives the other party 90 days’ written notice that it wishes to terminate the same.

5.	Delivery date	:	Within 7 days from date of confirmation of the order

6.	Delivery term	:	Deliver to Sa Sa’s warehouse / stores in Malaysia

7.	Delivery charge	:

Warehouse Handling Charges: 3 % of invoice sum (added in front margin)

Late delivery charge: RM500 / Day

Unfulfillment charges: Unless the Supplier has provided 7 days prior written notice to Sa Sa, any fulfilment of purchase order below 90% by value shall charge the Supplier with 3% of the unfulfilled amount

8.	Listing fee	:	RM[NIL] per SKU per store, which shall be waived for any exclusive SKU to Sa Sa

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AGREEMENT FOR SUPPLY OF GOODS TO

HONG KONG SA SA (M) SDN BHD

9.	Price	:

[Refer to Appendix 1] % off the Recommended Retail Price (“RRP”) for normal sales and [Refer to Appendix 1] % off the RRP for promotional (inclusive of warehouse handling charges).

Price shall be mutually agreed from time to time for promotional Products.

All prices quoted shall remain effective for at least 12 months and the Supplier must give at least 30 days written notice in advance to Sa Sa if it wishes to increase the price of the Products (except for prices of the products advertised in Sa Sa’s printed promotional material, which shall be maintained until the end of the promotional period).

10.	Payment terms	:	Within 60 days after the actual date of receipt of the invoice by Sa Sa. Payment in RM

11.	Tester and sample	:	Supplier must provide reasonable amount of testers and/or samples to Sa Sa at no extra cost including but not limited to a full set of Products for every new listing Product for every store.

12.	Marketing and Promotional Support	:	[NilL)% of Sa Sa’s annual purchase

13.	Incentive	:

Beauty consultants of Sa Sa shall be entitled to the below incentives and other incentive schemes as mutually agreed from time to time at the cost of the Supplier:

Brand Target Award: [NIL]% of sales amount of the Products as commission provided that the sales amount of the Products meets the target as mutually agreed by Sa Sa and the Supplier

Push Money: RM[NIL] per piece of Product sold

14.	Shelf-life warranty	:	The remaining shelf-life of health and fitness and organic products shall be at least 18 months upon delivery.

15.	Returnable terms	:

Sa Sa may return the Products to the Supplier in any of the following cases:

●     at any time unconditionally as per mutually agreed from time to time;

●      if the Products are defective or damaged;

●     if the Products do not comply with any of the terms, representations and warranties set out herein;

●     if the Products are slow moving, and for the purpose of this clause, slow moving products are Products that remained unsold 52 weeks after delivery by the Supplier; or

●      if the Products have a remaining shelf life of less than 6 months.

In the event Sa Sa exercises the right to return any of the Products, the Supplier shall, within 21 days from the date of receipt of the written notice from Sa Sa collect the Products to be returned as specified in the written notice, failing which Sa Sa shall be entitled to charge a storage fee for each uncollected item based on 3% of the RTV value per day, from the date the Products ought to have been collected to the date of actual collection. Any Products not collected within 45 days may be disposed of by Sa Sa.

Regardless of whether the Products are actually collected by the Supplier, the Supplier shall, within 14 days from the date of receipt of Sa Sa’s written notice of the Products to be returned, replace the Products, refund the price, or, if agreed by Sa Sa, provide a credit note for the price to Sa Sa. All monies payable by the Supplier under this clause shall be deemed a debt owed by the Supplier to Sa Sa and Sa Sa shall be entitled to set off any liability of the Supplier to Sa Sa against any liability of Sa Sa to the Supplier.

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AGREEMENT FOR SUPPLY OF GOODS TO

HONG KONG SA SA (M) SDN BHD

This Agreement is subject to the Terms and Conditions for Supply of Goods to Hong Kong Sa Sa (M) Sdn Bhd set out on the overleaf page(s).

Duly authorized and signed for and on behalf of EMP Solution Sdn. Bhd.	Duly authorized and signed for and on behalf of Hong Kong Sa Sa (M) Sdn Bhd

Name: Yeoh CheeWei Position: Director Date: June 28, 2023	Name: Lisa Soon Position: General Manager Date:

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AGREEMENT FOR SUPPLY OF GOODS TO

HONG KONG SA SA (M) SDN BHD

Appendix 1

Brand	Normal margin for normal items*	Promotion margin for promotional items
EMPRO - KF99 FACE RESPIRATOR	30.77%	-
EMPRO - KN95 FACE RESPIRATOR	30.00%	-
EMPRO - KF94 FACE RESPIRATOR	35.00%	-
EMPRO - MAKE UP	42.00%	-
MIOS	61.67%	34.95%

*Rebate on promotion as per mutually agreed from time to time

*AII margin inclusive of Warehouse handling charges

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TERMS AND CONDITIONS

FOR SUPPLY OF GOODS TO

HONG KONG SA SA (M) SDN BHD (“SA SA”)

1. Terms and Conditions (T&C): Unless otherwise agreed in writing between the parties, these T&C apply to all sales of goods to Sa Sa and are deemed to have been accepted once the order placed by Sa Sa is accepted by the Supplier. If Sa Sa and the Supplier enter into a separate contract for the sale and purchase of any goods, these T&C shall form part of the overall agreement between Sa Sa and the Supplier, but if there shall be any inconsistency between the contract terms and these T&C, the contract terms shall prevail.

2. Quality and Fitness: The Supplier undertakes in favour of Sa Sa that all goods supplied to Sa Sa must (a) be free from defects and be of merchantable quality; (b) correspond with the description of the goods and any specifications given for the goods and, where samples have been shown to Sa Sa, correspond with the samples; (c) be fit for the purpose for which they are supplied.

3. Shelf-life: All cosmetic products supplied by the Supplier must have a remaining shelf life of at least thirty (30) months upon delivery and must not have been manufactured more than six (6) months prior to delivery. The Supplier must provide information to Sa Sa to enable the manufactured date or expiry date of the goods to be ascertained unless it is already printed on the product labels or packaging. Products with more than one manufactured or expiry date or with manufactured or expiry date that has been altered will be treated as defective.

4. Representations and Warranties: The Supplier represents and warrants that: (a) all information supplied and any claims on the benefits, performance or effectiveness of the goods are true and accurate and without material omissions; (b) the goods comply with all relevant requirements having the force of law which may be in force in the jurisdictions where the goods will be sold. Where the goods are for use upon the human body or for human consumption, the Supplier represents and warrants that the goods do not contain any substance or ingredients rendering them unsuitable for their purpose and that they comply with all relevant requirements relating to their sale and composition and, where applicable, the labelling of the goods.

5. Provision of Information: The Supplier undertakes to provide further information promptly upon request to enable Sa Sa to fulfil its obligations under the relevant regulations governing the sale of the goods.

6. Third Party and Intellectual Property Rights: The Suppliers represents and warrants that: (a) it has the right to sell the goods; (b) such sale does not infringe upon any intellectual property or other rights of any third parties.

7. Trademark Licensing: Where the Supplier is the registered owner or licensee of any trademarks used in relating to the goods, the Supplier hereby grants to Sa Sa a non-exclusive and sub-licensable license to use such trademarks in connection with the sale, promotion and advertising of the goods.

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TERMS AND CONDITIONS

FOR SUPPLY OF GOODS TO

HONG KONG SA SA (M) SDN BHD (“SA SA”)

8. Right to Reject: Without prejudice to any other remedy Sa Sa may have in law, Sa Sa may reject the goods which do not conform with any of these T&C. Any goods rejected must be replaced at the Supplier’s expense; alternatively, Sa Sa may cancel its order and return all goods covered by the particular order to which the nonconformity relates at the Supplier’s expense. Sa Sa’s signature, given on any delivery note, or other documentation, presented for signature in connection with the delivery of the goods, is evidence only of the number of packages received. In particular, it is no evidence that the correct quantity of goods has been delivered, or that the goods delivered are in good condition.

9. Delivery of Wrong Quantity: If Supplier delivers in excess of the quantity ordered, Sa Sa shall not be bound to accept or pay for the excess and any excess will be returned to the Supplier at the Supplier’s own risk and expense. If Supplier delivers less than the quantity ordered, Sa Sa may reject the goods and cancel the corresponding order; but if Sa Sa accepts delivery, the Supplier agrees to, in accordance with Sa Sa’s instructions: (a) revise the invoice to reflect the correct quantity delivered; (b) issue a credit note to Sa Sa for the difference between the quantity ordered and the quantity delivered; or (c) deliver the short-shipped quantity to Sa Sa within a reasonable time after Sa Sa has informed the Supplier of the short shipment.

10. Title and Risk: Except for consignment sales, title and risk in the goods shall pass to Sa Sa upon delivery. Such passing of title and risk shall be without prejudice to any right of rejection that Sa Sa may have. In situations where the Supplier is selling the goods as a consignor and Sa Sa is selling the goods to the end consumer as a consignee, title to the goods shall remain with the Supplier until the goods are sold by Sa Sa at which time the title shall pass directly from the Supplier to the end purchaser of the goods. Risk of loss and damage to the goods shall at all times remain with the Supplier in consignment sales.

11. ASEAN Cosmetic Directive: If any goods are to be sold in any Member States of the Association of Southeast Asian Nations, the Supplier warrants that such goods shall comply and conform with the provisions and requirements of the ASEAN Cosmetic Directive including those relating to safety, labelling, products claims, ingredients, products information and record keeping. The Supplier undertakes to provide Sa Sa with all information, record and assistance to enable Sa Sa to place the goods in the market and to fulfill Sa Sa’s obligations under the ASEAN Cosmetic Directive.

12. Indemnity: The Supplier shall indemnify and keep Sa Sa and its affiliated companies and their respective directors, officers, employees and agents harmless from all liabilities, costs, claims, losses and proceedings resulting from any action arising from a breach of any of these T&C, including any claims arising from product liability.

13. Confidentiality: The Supplier shall keep confidential and shall not without the prior written consent of Sa Sa disclose to any third party any proprietary or non-public information given by Sa Sa or which was known to the Supplier through its dealing with Sa Sa as a supplier.

14. Governing Law and Jurisdiction: These T&C shall be governed in all respects by the laws of Malaysia and the parties agree to submit to the exclusive jurisdiction of the courts of Malaysia.

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